Exhibit 99.1
TRONOX INCORPORATED
3301 N.W. 150th Street
Oklahoma City, Oklahoma 73134
NOTICE FOR MEETING OF HOLDERS OF THE 9.5% SENIOR UNSECURED NOTES DUE
DECEMBER 2012 (“NOTEHOLDERS”)
INFORMATION CONCERNING THE PUBLIC MEETING OF THE NOTEHOLDERS:
Tronox Incorporated is delivering this notice to holders of the 9.5% Senior Unsecured Notes due December 2012, issued by Tronox Worldwide LLC and Tronox Finance Corp., regarding the public meeting of Noteholders at 2:00 p.m., local time, on Friday, October 16, 2009, at the offices of Kirkland & Ellis LLP, Fiftieth Floor, 601 Lexington Avenue, New York, New York, 10022. The meeting will address the current status of the chapter 11 cases of Tronox Incorporated and certain of its affiliates. To attend, you must bring a copy of your most recent account statement or provide the statement electronically in advance. Participants can join in person or via teleconference. Please confirm attendance with an email to the following address: mitch.houff@rothschild.com. Details of the teleconference will be provided upon confirmation of attendance and receipt of account statement. If you have any questions, please contact Jay Johnson at (212) 403-3724 or Mitch Houff at (212) 403-3760 at Rothschild.